Exhibit 99.1

FOR IMMEDIATE RELEASE

March 30, 2007

Ottawa Savings Bancorp, Inc

Contact:	Jon Kranov

Senior Vice President & CFO

(815) 433-2525

Ottawa Savings Bancorp, Inc. Announces Receipt of Cash Distribution of $1,183,160 From

Commercial Loan Corporation Creditors Trust

Ottawa, IL –March 30, 2007 - Ottawa Savings Bancorp, Inc., (OTC BB-OTTW), the holding company for Ottawa Savings Bank (the “Bank”), today announced that the Bank has received a cash distribution in the amount of $1,183,160 (pre-tax) from the Commercial Loan Corporation (“CLC”) Creditors Trust. The distribution represents a partial recovery of the Bank’s previously reported $7.3 million loss, recorded during the fiscal year ended December 31, 2004, relating to its prior investment in purchased loan participations from CLC. As previously reported the Bank received a distribution of $1.3 million on March 29, 2006. The current $1,183,160 cash distribution will be accounted for as a recovery to the allowance for loan losses and will be net of tax.

The Company is the majority-owned subsidiary of Ottawa Savings Bancorp, MHC, which owns 55% of the Company’s outstanding shares. Ottawa Savings Bancorp, MHC, has filed a notice with the Office of Thrift Supervision of its intent to waive the receipt of dividends paid on the shares it owns of the Company. The waiver is subject to the non-objection of the Office of Thrift Supervision.

Ottawa Savings Bank, originally chartered in 1871, is a community bank serving Ottawa, Illinois and LaSalle County through its main office in Ottawa. The Company’s stock trades on the OTC Bulletin Board under the symbol “OTTW.”

FORWARD-LOOKING INFORMATION

Statements contained in this release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by the use of the words “believe,”

“expect,” “intend,” “anticipate,” “estimate,” “project,” “plan,” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted. The Company undertakes no obligation to update these forward-looking statements in the future. The Company cautions readers of this report that a number of important factors could cause the Company’s actual results subsequent to December 31, 2005 to differ materially from those expressed in forward-looking statements. Factors that could cause actual results to differ from those predicted and could affect the future prospects of the Company include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing, changes in the securities or financial markets, a deterioration of general economic conditions either nationally or in our market areas, delays in obtaining the necessary regulatory approvals, our ability to consummate proposed transactions in a timely manner, legislative or regulatory changes that adversely affect our business, adverse developments or changes in the composition of our loan or investment portfolios, significant increases in competition, changes in real estate values, difficulties in identifying attractive acquisition opportunities or strategic partners to complement our business approach and the products and services the Company offers, the possible dilutive effect of potential acquisitions or expansion, and our ability to raise new capital as needed and the timing, amount and type of such capital raises. These risks and uncertainties should be considered in evaluating forward-looking statements.